UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2012

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Settlement Agreement

On March 29, 2012, Willbros Group, Inc. (the “Company”), and its subsidiary, Willbros Global Holdings, Inc. (“WGHI”), entered into a Settlement Agreement (the “Settlement Agreement”), with West African Gas Pipeline Company Limited (“WAPCO”), which settles the $274 million WAPCO lawsuit filed against WGHI for a total of $55.5 million to be paid by or on behalf of WGHI to WAPCO in installments. The settlement defers $41.5 million (75 percent) of the payments into future years with the last payment scheduled for December 31, 2017. The payments due in years 2015, 2016, and 2017 (totaling $29 million) may be accelerated and become due as early as the fourth quarter of 2014 if the Company achieves certain financial metrics.

A copy of the Settlement Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Settlement Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Settlement Agreement.

Credit Agreement Amendment

Willbros United States Holdings, Inc., a subsidiary of the Company (“WUSH”), entered into Amendment No. 2 to Credit Agreement (the “Amendment”), among WUSH, as borrower, Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), as Administrative Agent and Lender, and lenders party to the Company’s credit agreement (defined below) that are party to the Amendment, which became effective on March 29, 2012. The Amendment amends certain terms and provisions of the Credit Agreement dated as of June 30, 2010 (as previously amended, the “Credit Agreement”) among WUSH, as borrower, the Company and certain of its subsidiaries, as Guarantors, the lenders from time to time party thereto, Crédit Agricole, as Administrative Agent, Collateral Agent, Issuing Bank, Revolving Credit Facility Sole Lead Arranger, Sole Bookrunner and participating Lender, UBS Securities LLC (“UBS”), as Syndication Agent, Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents, and Crédit Agricole and UBS as Term Loan Facility Joint Lead Arrangers and Joint Bookrunners.

The Amendment provides that the Minimum Tangible Net Worth covenant shall be of no further force and effect and shall be deemed deleted from the Credit Agreement as of December 31, 2011, upon execution and delivery of the Settlement Agreement, which occurred on March 29, 2012.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Amendment.

Item 2.02.	Results of Operations and Financial Condition.

On April 2, 2012, the Company issued a press release announcing that due to a material weakness in its internal controls over the completeness, accuracy and presentation of its accounting for income taxes, including the tax provision and related tax assets and liabilities, the filing of its Annual Report on Form 10-K for fiscal 2011 (the “Annual Report”), will be delayed beyond the Form 12b-25 extended due date of March 30, 2012. The Company expects to file its Annual Report by April 9, 2012.

The press release also includes selected preliminary unaudited financial information as of and for the quarter and year ended December 31, 2011. A copy of the press release dated April 2, 2012, is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company’s independent registered public accounting firm has not expressed any opinion or other form of assurance on the information included in the press release.

On April 2, 2012, the Company participated in a telephone conference call relating to the press release. A transcript of the conference call is attached as Exhibit 99.2 to this Current Report on Form 8-K.

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.06.	Material Impairments.

In connection with the preparation of our financial statements for the year ended December 31, 2011, the Company expects to record a goodwill impairment charge to the Upstream Oil & Gas and the Downstream Oil & Gas segments due to a decrease in the overall fair value of those segments. The Company estimates that the combined impairment charge will total $35.0 million, representing a full write-off of goodwill attributable to the two segments.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2012, the Company notified the New York Stock Exchange (the “Exchange”), that it would not timely file its Annual Report. On April 2, 2012, the Company received a letter from the New York Stock Exchange notifying the Company that because it had not timely filed its Annual Report pursuant to Section 203.01 of the Exchange’s Listed Company Manual, it is subject to the procedures under Section 802.01E. The Company expects to file its Annual Report and issue its financial statements by April 9, 2012. The Company’s shares remain listed on the Exchange. A copy of the letter from the Exchange is attached as Exhibit 99.3 and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements, including such things as the anticipated date of filing the Annual Report. A number of risks and uncertainties could cause actual results to differ materially from these statements, including unanticipated accounting issues or audit issues regarding the material weakness in internal controls over accounting for income taxes; inability of the Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing the audit or that require additional efforts, procedures or review; the identification of one or more issues, including those relating to the material weakness discussed above that require restatement of one or more prior period financial statements; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 8.01.	Other Events.

In May 2008, the United States Department of Justice (“DOJ”) filed an Information and Deferred Prosecution Agreement (“DPA”) in the United States District Court in Houston concluding its investigation into violations of the Foreign Corrupt Practices Act (“FCPA”) by Willbros Group, Inc. and its subsidiary, Willbros International, Inc. As part of its agreement with the DOJ, the Company was subject to ongoing review and regulation of its business operations, including the review of its operations and compliance program by a government-approved independent monitor.

In connection with the Company’s completion of the requirements of the DPA and expiration of the term of the monitorship, on March 30, 2012, the DOJ filed a motion to dismiss the Information. On April 2, 2012, a district judge for the United States District Court in Houston signed an order of dismissal of the Information, with prejudice.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed or furnished herewith:

10.1	Settlement Agreement dated March 29, 2012.

10.2	Amendment No. 2 to Credit Agreement among Willbros United States Holdings, Inc., as borrower, Crédit Agricole, as Administrative Agent and Lender, and certain lenders party to the Credit Agreement.

99.1	Press release dated April 2, 2012, issued by the Company.

99.2	Transcript of the Company’s April 2, 2012 conference call.

99.3	Letter from the Exchange, dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: April 4, 2012	By:	/s/ VAN A. WELCH
Van A. Welch Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated March 29, 2012.

10.2	Amendment No. 2 to Credit Agreement among Willbros United States Holdings, Inc., as borrower, Crédit Agricole, as Administrative Agent and Lender, and certain lenders party to the Credit Agreement.

99.1	Press release dated April 2, 2012, issued by the Company.

99.2	Transcript of the Company’s April 2, 2012 conference call.

99.3	Letter from the Exchange, dated April 2, 2012.